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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                  June 1, 2000
                              ____________________

                Date of Report (Date of earliest event reported)

                              SIEBEL SYSTEMS, INC.
                              ____________________

             (Exact name of registrant as specified in its charter)

           Delaware                        0-20725              94-3187233
        _______________                _______________        _______________

(State or other jurisdiction of          (Commission          (I.R.S. Employer
        incorporation                    File Number)        Identification No.)

                            1855 South Grant Street
                              San Mateo, CA  94402
                              ____________________

                    (Address of principal executive offices)

                                 (650) 295-5000
                              ____________________

              (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

     Effective May 17, 2000, OS Acquisition Corp., a Delaware corporation ("Merger Sub"), which was a wholly-owned subsidiary of Siebel Systems, Inc., a Delaware corporation ("Siebel"), was merged (the "Merger") with and into OpenSite Technologies Inc., a Delaware corporation ("OpenSite"), pursuant to an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated April 5, 2000 by and among Siebel, Merger Sub, OpenSite and Alan Taetle, as Stockholders' Agent. The description contained in this Item 2 of the transactions consummated pursuant to the terms and conditions of the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached to this Report as Exhibit 2.1.

     In the Merger, each then-outstanding share of common stock ($.01 par value) of OpenSite was converted into the right to receive the "Applicable Fraction" of a share of common stock of Siebel. The Applicable Fraction is the fraction having a numerator equal to 3,935,599 and a denominator equal to the sum of (i) the aggregate number of shares of common stock of OpenSite outstanding immediately prior to the effective time of the Merger (the "Effective Time") (including any shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase or other agreement), plus (ii) the aggregate number of shares of common stock of OpenSite purchasable under or otherwise subject to all options, warrants or convertible debentures to purchase shares of OpenSite common stock outstanding immediately prior to the Effective Time (including all shares of OpenSite common stock that may be ultimately purchased under options to purchase shares of OpenSite common stock that are unvested or are otherwise not then exercisable). Pursuant to the Reorganization Agreement, Siebel assumed outstanding options to acquire common stock of OpenSite in accordance with the terms of such options. In no event will Siebel be required to issue in excess of 3,935,599 shares of its common stock in respect of the securities of OpenSite. No fractional shares of Siebel common stock will be issued in connection with the Merger. In lieu thereof, any holder of OpenSite common stock who would otherwise have been entitled to receive fractional shares of Siebel common stock will be paid an amount based on the value of a whole share of $131.7875 (rounded to the nearest whole cent) without interest. At the Effective Time, Merger Sub ceased to exist and OpenSite, as the surviving corporation in the Merger, became a wholly-owned subsidiary of Siebel.

     The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is expected to be accounted for as a pooling-of-interests. Copies of the press releases announcing the intention to undertake the Merger and the consummation of the Merger are attached hereto as Exhibits 99.1 and 99.2.

     OpenSite is a market leader in Web-based dynamic commerce solutions. OpenSite provides a wide range of software products, services and outsourced solutions that allow businesses to utilize a variety of pricing options, such as forward auctions, reverse auctions, auction networks, cross-auction portals and exchanges, on their Web sites.

     Siebel is the world's leading supplier of eBusiness applications software. Siebel provides an integrated family of eBusiness application software enabling multichannel sales, marketing and customer service systems to be deployed over the Web, call centers, field, reseller channels, retail and dealer networks. Siebel's sales and service facilities are deployed locally in more than 28 countries.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)  Financial Statements of Business Acquired.

           Not applicable.
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           (b)  Pro Forma Financial Information

           Not applicable.

           (c)  Exhibits

           The following Exhibits are filed as part of this report:

        2.1 Agreement and Plan of Merger and Reorganization, dated April 5, 2000, by and among Siebel, Merger Sub, OpenSite and Alan Taetle, as Stockholders' Agent. The disclosure schedule of OpenSite and certain exhibits to the agreement are omitted. The registrant agrees to furnish supplementally copies of such schedule and exhibits to the Commission upon request.

       99.1  Press Release of Siebel dated April 18, 2000.

       99.2  Press Release of Siebel dated May 18, 2000.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Siebel Systems, Inc.
Date:  May 31, 2000

                                        By:   /s/ Howard H. Graham
                                            -------------------------------
                                              Howard H. Graham
                                              Senior Vice President,
                                              Finance and Administration
                                              and Chief Financial Officer